Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Cardio Diagnostics Holdings, Inc. (the “Company”) 2022 Equity Incentive Plan of our report dated March 20, 2025, relating to the consolidated financial statements of the Company for the years ended December 31, 2024 and 2023.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

April 8, 2025